UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 20, 2011

THE WESTERN UNION COMPANY

(Exact name of registrant as specified in its charter)

Delaware	001-32903	20-4531180
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12500 East Belford Avenue Englewood, Colorado	80112
(Address of principal executive offices)	(Zip Code)

(866) 405-5012

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The Western Union Company (the “Company”) held its Annual Meeting of Stockholders on Friday, May 20, 2011. At the Annual Meeting, the stockholders of the Company: (i) elected the persons listed below to serve as directors of the Company for a three-year term; (ii) ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2011; (iii) on an advisory basis, voted in favor of the compensation of the Company’s named executive officers, as set forth in the Company’s 2011 annual meeting proxy statement; (iv) on an advisory basis, voted in favor of a one-year frequency of the advisory vote on executive compensation; and (v) voted in favor of a non-binding stockholder proposal recommending that the board of directors take steps to eliminate the classification of the board and require all directors to stand for election on an annual basis. The final voting results for the matters voted upon at the meeting are as follows:

Proposal 1: Election of Directors.

Name	Votes For	Votes Against	Abstentions	Broker Non-Votes
Hikmet Ersek	525,736,844	2,170,799	167,732	32,996,774
Jack M. Greenberg	491,396,510	36,521,101	157,764	32,996,774
Linda Fayne Levinson	483,077,689	44,565,805	431,881	32,996,774

Proposal 2: Ratification of Selection of Auditors.

Votes For	Votes Against	Abstentions	Broker Non-Votes
545,728,489	15,129,088	214,572	0

Proposal 3: Advisory Vote on Executive Compensation.

Votes For	Votes Against	Abstentions	Broker Non-Votes
505,482,419	22,120,450	472,506	32,996,774

Proposal 4: Advisory Vote on the Frequency of the Vote on Executive Compensation.

1-Year	2-Year	3-Year	Abstentions	Broker Non-Votes
482,925,716	1,606,134	43,339,465	203,930	32,996,904

Proposal 5: Non-Binding Stockholder Proposal on the Elimination of the Classification of the Board of Directors.

Votes For	Votes Against	Abstentions	Broker Non-Votes
460,875,889	66,838,104	356,237	33,001,919

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE WESTERN UNION COMPANY

Dated: May 24, 2011	By:	/s/ Darren A. Dragovich
	Name:	Darren A. Dragovich
	Title:	Assistant Secretary